INCORPORATED UNDER THE LAWS OF THE

STATE OF TENNESSEE

NUMBER **

SHARES ***

SmartFinancial, Inc.

Common Stock

This Certifies that SPECIMEN is the registered holder of ** Shares of no par value each of the Capital Stock of SmartFinancial, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers, and its Corporate Seal to be hereunto affixed this __________ day of __________ A.D. 20__

President

Secretary

$1.00 Par Value

THE CORPORATION WILL FURNISH TO EACH SHAREHOLDER ON REQUEST IN WRITING WITHOUT CHARGE, A STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS OF CAPITAL STOCK OF THE CORPORATION AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH SERIES WITHIN EACH SUCH CLASS (AND THE AUTHORITY OF THE CORPORATION'S BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES).

CERTIFICATE FOR ****** SHARES

OF

SmartFinancial, Inc.

ISSUED TO

SPECIMEN

DATED

For Value Received, _____ *hereby sell, assign and transfer unto* ____________________

____________________ *Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint*

____________________ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated ____________________ *, A.D. 20* ____

In presence of

____

____

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.